Exhibit 99.1

Steve Madden Announces Fourth Quarter and Full Year 2022 Results

~ Provides 2023 Outlook ~

LONG ISLAND CITY, N.Y., February 23, 2023 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the fourth quarter and full year ended December 31, 2022 and provided its 2023 outlook.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Full Year 2022 Results

●	Revenue increased 13.7% to $2,122.0 million compared to $1,866.1 million in 2021.
●	Gross profit as a percentage of revenue increased to 41.2% compared to 41.1% in 2021.
●	Operating expenses as a percentage of revenue were 27.9%, flat to 2021. Adjusted operating expenses as a percentage of revenue were 27.9% compared to 27.1% in 2021.
●	Income from operations was $281.6 million, or 13.3% of revenue, compared to $243.6 million, or 13.1% of revenue, in 2021. Adjusted income from operations was $282.6 million, or 13.3% of revenue, compared to $261.9 million, or 14.0% of revenue, in 2021.
●	Net income attributable to Steven Madden, Ltd. was $216.1 million, or $2.77 per diluted share, compared to $190.7 million, or $2.34 per diluted share, in 2021. Adjusted net income attributable to Steven Madden, Ltd. was $218.3 million, or $2.80 per diluted share, compared to $203.7 million, or $2.50 per diluted share, in 2021.

Fourth Quarter 2022 Results

●	Revenue decreased 18.6% to $470.6 million compared to $578.5 million in the same period of 2021.
●	Gross profit as a percentage of revenue increased to 42.2% compared to 41.2% in the same period of 2021.
●	Operating expenses as a percentage of revenue were 33.8% compared to 27.0% in the same period of 2021. Adjusted operating expenses as a percentage of revenue were 33.2% compared to 26.2% in the fourth quarter of 2021.
●	Income from operations was $39.8 million, or 8.4% of revenue, compared to $79.4 million, or 13.7% of revenue, in the same period of 2021. Adjusted income from operations was $42.2 million, or 9.0% of revenue, compared to $86.9 million, or 15.0% of revenue, in the fourth quarter of 2021.
●	Net income attributable to Steven Madden, Ltd. was $31.8 million, or $0.42 per diluted share, compared to $66.0 million, or $0.81 per diluted share, in the same period of 2021. Adjusted net income attributable to Steven Madden, Ltd. was $33.7 million, or $0.44 per diluted share, compared to $70.4 million, or $0.87 per diluted share, in the fourth quarter of 2021.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We are pleased to have delivered earnings results in line with our expectations for the fourth quarter and full year 2022 despite an increasingly challenging backdrop. 2022 was a record year for the Company, with double-digit percentage growth in both revenue and earnings, reflecting the power of our brands, the strength of our business model and the successful execution of our strategic initiatives.

“Looking ahead, we are cautious on the near-term outlook due to the challenging operating environment and conservative initial Spring orders from our wholesale customers as they prioritize inventory control. That said, we have a proven ability to navigate difficult market conditions with our agile business model, which combines our test-and-react strategy and industry-leading speed-to-market capability. Looking out further, we are confident that our unique competitive advantages and the continued execution of our strategy will enable us to drive sustainable growth and value creation over the long term.”

Fourth Quarter 2022 Channel Results

Revenue for the wholesale business was $308.8 million, a 24.8% decrease compared to the fourth quarter of 2021, when wholesale revenue experienced outsized growth of 30.8% versus pre-COVID fourth quarter of 2019. Wholesale footwear revenue decreased 25.5% compared to the fourth quarter of 2021, when wholesale footwear revenue increased 29.9% versus pre-COVID fourth quarter of 2019. Wholesale accessories/apparel revenue decreased 22.8% compared to the fourth quarter of 2021, when wholesale accessories/apparel revenue increased 33.3% versus pre-COVID fourth quarter of 2019. Gross profit as a percentage of wholesale revenue declined to 30.5% compared to 31.8% in the fourth quarter of 2021 as a result of increased closeouts compared to the prior year period, when closeout activity was unusually low.

Direct-to-consumer revenue was $159.3 million, a 3.2% decrease compared to the fourth quarter of 2021 driven by a decline in the brick-and-mortar business, partially offset by a modest increase in the e-commerce business. Gross profit as a percentage of direct-to-consumer revenue increased to 64.0% compared to 63.5% in the fourth quarter of 2021 driven by a reduction in air freight expense.

The Company ended the quarter with 232 Company-operated brick-and-mortar retail stores and six e-commerce websites, as well as 20 Company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of December 31, 2022, cash, cash equivalents and short-term investments totaled $289.8 million.

During the fourth quarter and full year of 2022, the Company repurchased approximately $36.8 million and $148.9 million, respectively, of the Company’s common stock, which includes shares acquired through the net settlement of employee stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on March 24, 2023 to stockholders of record as of the close of business on March 10, 2023.

2023 Outlook

For 2023, the Company expects revenue will decrease 6.5% to 8.0% compared to 2022. The Company expects diluted EPS will be in the range of $2.40 to $2.50.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, February 23, 2023 at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s fourth quarter and fiscal year end 2022 earnings results and fiscal year 2023 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/9ax7kfno beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, and GREATS®, Steve Madden licenses footwear and handbag categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. Steve Madden also licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories. For local store information and the latest boots, booties, dress shoes, fashion sneakers, sandals, slippers and more, please visit www.stevemadden.com, www.dolcevita.com and our other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	the Company’s ability to navigate shifting macro-economic environments including inflation and the potential for recessionary conditions;
●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	the Company’s ability to compete effectively in a highly competitive market;
●	the Company’s ability to adapt its business model to rapid changes in the retail industry;
●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
●	the Company’s dependence on the retention and hiring of key personnel;
●	the Company’s ability to successfully implement growth strategies;
●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;
●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$468,152	$575,137	$2,111,296	$1,853,902
Commission and licensing fee income	2,491	3,344	10,713	12,240
Total revenue	470,643	578,481	2,122,009	1,866,142
Cost of sales	271,946	340,141	1,248,173	1,098,645
Gross profit	198,697	238,340	873,836	767,497
Operating expenses	158,940	155,960	592,192	519,848
Impairment of intangibles	—	2,620	—	2,620
Impairment of lease right-of-use assets and fixed assets	—	343	—	1,432
Income from operations	39,757	79,417	281,644	243,597
Interest and other income / (expense), net	570	(513)	676	(1,529)
Income before provision for income taxes	40,327	78,904	282,320	242,068
Provision for income taxes	8,375	12,781	65,103	49,609
Net income	31,952	66,123	217,217	192,459
Less: net income attributable to noncontrolling interest	161	136	1,156	1,781
Net income attributable to Steven Madden, Ltd.	$31,791	$65,987	$216,061	$190,678

Basic income per share	$0.43	$0.85	$2.84	$2.43

Diluted income per share	$0.42	$0.81	$2.77	$2.34

Basic weighted average common shares outstanding	74,710	77,718	76,021	78,442

Diluted weighted average common shares outstanding	76,575	81,207	78,069	81,628

Cash dividends declared per common share	$0.21	$0.15	$0.84	$0.60

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	As of
	December 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$274,713	$219,499
Short-term investments	15,085	44,037
Accounts receivable, net of allowances	37,937	26,546
Factor accounts receivable	248,228	364,982
Inventories	228,752	255,213
Prepaid expenses and other current assets	22,989	20,845
Income tax receivable and prepaid income taxes	15,853	13,538
Total current assets	843,557	944,660
Note receivable – related party	401	794
Property and equipment, net	40,664	35,790
Operating lease right-of-use asset	90,264	85,449
Deferred tax assets	1,755	4,581
Deposits and other	12,070	4,180
Goodwill – net	168,085	167,995
Intangibles – net	101,192	112,093
Total Assets	$1,257,988	$1,355,542
LIABILITIES
Current liabilities:
Accounts payable	$130,542	$136,766
Accrued expenses	138,523	243,163
Operating leases - current portion	29,499	30,759
Income taxes payable	9,403	4,522
Contingent payment liability – current portion	1,153	5,109
Accrued incentive compensation	11,788	14,871
Total current liabilities	320,908	435,190
Contingent payment liability	—	6,960
Operating leases – long-term portion	79,128	80,072
Deferred tax liabilities	3,923	3,378
Other liabilities	10,166	9,404
Total Liabilities	414,125	535,004
STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	831,553	812,098
Noncontrolling interest	12,310	8,440
Total stockholders’ equity	843,863	820,538
Total Liabilities and Stockholders’ Equity	$1,257,988	$1,355,542

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

	Twelve Months Ended
	December 31, 2022	December 31, 2021
	(Unaudited)
Cash flows from operating activities:
Net income	$217,217	$192,459
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation	24,396	22,278
Depreciation and amortization	20,576	15,208
Loss on disposal of fixed assets	11	526
Impairment of intangibles	—	2,620
Impairment of lease right-of-use asset and fixed assets	—	1,432
Deferred taxes	3,601	1,280
Accrued interest on note receivable – related party	(16)	(23)
Note receivable – related party	409	409
Change in valuation of contingent liability	(5,807)	11,862
Gain on sale of trademark	—	(8,000)
Other operating activities	(2,716)	—
Recovery of receivables, related to the Payless ShoeSource bankruptcy	—	(919)
Changes, net of acquisitions, in:
Accounts receivable	(9,683)	(583)
Factor accounts receivable	116,141	(112,311)
Inventories	29,071	(153,793)
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(4,205)	(1,899)
Accounts payable and accrued expenses	(108,788)	185,741
Accrued incentive compensation	(3,083)	10,998
Leases and other liabilities	(8,902)	(7,822)
Payment of contingent consideration	(339)	—
Net cash provided by operating activities	267,883	159,463

Cash flows from investing activities:
Capital expenditures	(16,351)	(6,608)
Purchases of short-term investments	(45,130)	(68,471)
Maturity/sale of marketable securities and short-term investments	73,998	63,867
(Purchase)/sale of a trademark	(2,000)	8,000
Other investing activities	(5,000)	—
Net cash provided by/(used in) investing activities	5,517	(3,212)

Cash flows from financing activities:
Proceeds from exercise of stock options	602	9,732
Investment of noncontrolling interest	2,500	—
Acquisition of incremental ownership of joint ventures	—	(18,942)
Distributions to noncontrolling interest earnings	(294)	(3,121)
Sale of minority interest of a subsidiary	1,017	—
Common stock purchased for treasury	(148,878)	(123,161)
Cash dividends paid on common stock	(66,005)	(49,161)
Payment of contingent consideration	(4,770)	—
Net cash used in financing activities	(215,828)	(184,653)
Effect of exchange rate changes on cash and cash equivalents	(2,358)	37
Net increase/(decrease) in cash, cash equivalents	55,214	(28,365)
Cash and cash equivalents – beginning of year	219,499	247,864
Cash and cash equivalents – end of year	$274,713	$219,499

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. The following reconciles the Company’s reported results and outlook in accordance with GAAP with the non-GAAP information that the Company also presents. Additional information regarding Non-GAAP Adjustments is presented below.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP operating expenses	$158,940	$155,960	$592,192	$519,848
Non-GAAP Adjustments	(2,476)	(4,499)	(924)	(14,216)
Adjusted operating expenses	$156,464	$151,461	$591,268	$505,632

Table 2 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP income from operations	$39,757	$79,417	$281,644	$243,597
Non-GAAP Adjustments	2,476	7,462	924	18,267
Adjusted income from operations	$42,233	$86,879	$282,568	$261,864

Table 3 - Reconciliation of GAAP interest and other income / (expense), net to Adjusted interest and other income / (expense), net

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP interest and other income / (expense), net	$570	$(513)	$676	$(1,529)
Non-GAAP Adjustments	—	—	—	500
Adjusted interest and other income / (expense), net	$570	$(513)	$676	$(1,029)

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP provision for income taxes	$8,375	$12,781	$65,103	$49,609
Non-GAAP Adjustments	579	3,015	(1,308)	5,726
Adjusted provision for income taxes	$8,954	$15,796	$63,795	$55,335

Table 5 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net income attributable to noncontrolling interest	$161	$136	$1,156	$1,781
Non-GAAP Adjustments	—	13	—	37
Adjusted net income attributable to noncontrolling interest	$161	$149	$1,156	$1,818

Table 6 - Reconciliation of GAAP net income attributable to Steve Madden, Ltd. to Adjusted net income attributable to Steve Madden, Ltd.

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net income attributable to Steven Madden, Ltd.	$31,791	$65,987	$216,061	$190,678
Non-GAAP Adjustments	1,897	4,433	2,232	13,004
Adjusted net income attributable to Steven Madden, Ltd.	$33,688	$70,420	$218,293	$203,682

GAAP diluted income per share	$0.42	$0.81	$2.77	$2.34
Adjusted diluted income per share	$0.44	$0.87	$2.80	$2.50

Non-GAAP Adjustments include the items below.

For the fourth quarter 2022:

●	$1.8 million pre-tax ($1.3 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
●	$0.7 million pre-tax ($0.6 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.

For the fourth quarter 2021:

●	$4.0 million pre-tax ($3.1 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.
●	$2.6 million pre-tax ($2.0 million after-tax) expense in connection with the impairment of a trademark.
●	$0.4 million pre-tax ($0.2 million after-tax) expense in connection with a sublease and related exit costs, included in operating expenses.
●	$0.3 million pre-tax ($0.3 million after-tax) expense in connection with the impairment of fixed assets and lease right-of-use assets.
●	$0.1 million pre-tax ($0.1 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
●	$1.3 million tax benefit in connection with the release of a liability for an uncertain tax position.

For the full year 2022:

●	$7.1 million pre-tax ($5.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
●	$5.8 million pre-tax ($4.4 million after-tax) benefit in connection with the change in valuation of contingent consideration, included in operating expenses.
●	$0.3 million pre-tax ($0.2 million after-tax) benefit in connection with the exit of a lease, included in operating expenses.
●	$1.5 million tax expense in connection with a deferred tax adjustment.

For the full year 2021:

●	$11.9 million pre-tax ($9.1 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.
●	$9.9 million pre-tax ($7.4 million after-tax) expense in connection with rent restructuring of various leases, included in operating expenses.
●	$8.0 million pre-tax ($6.1 million after-tax) benefit in connection with the sale of a trademark, included in operating expenses.
●	$2.6 million pre-tax ($2.0 million after-tax) expense in connection with the impairment of a trademark.
●	$1.5 million pre-tax ($1.2 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
●	$1.4 million pre-tax ($0.9 million after-tax) expense in connection with the impairment of fixed assets and lease right-of-use assets.
●	$0.9 million pre-tax ($0.7 million after-tax) benefit in connection with a recovery from the Payless ShoeSource bankruptcy, included in operating expenses.
●	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with the write-off of an investment, included in interest and other income / (expense), net.
●	$1.3 million tax benefit in connection with the release of a liability for an uncertain tax position.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com